                                                                     EXHIBIT 2.2

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT is entered as of the ___ day of December, 1995, by and among City National Bank ("CNB"), San Paolo U.S. Holding
                                                  ---
Company ("Seller"), San Paolo Bank Holding S.P.A. and First Los Angeles Bank
          ------
("Bank") as an amendment  to that certain Stock Purchase Agreement ("Agreement")
  ----                                                               ---------
dated as of August 17, 1995 by and among the parties hereto.

     1. The phrase "or immediately after" shall be inserted at the beginning of the third line of Section 4.13(b) of the Agreement.

     2.  Section 4.14 is amended in its entirety to read as follows:

         4.14 Designated Portfolio. Immediately prior to the Closing, Seller
              --------------------
  shall purchase for cash (or for a promissory note in form acceptable to CNB) from the Bank, at gross book value (plus accrued but unpaid interest through and including the date prior to the Closing Date), less applicable reserves

  ("net book value"), a portfolio of loans identified on Schedule 4.14 hereto.
    --------------
     3.  Section 4.15 of the Agreement shall be of no force and effect.

     4. The Selling Entities agree that they shall not file the federal or state income Tax Returns ("1995 Returns") Selling Entities are required to file pursuant to Section 4.17(a)(ii) of the Agreement prior to August 31, 1996 and that CNB shall have the opportunity to review the 1995 Returns prior to the filing thereof. The Selling Entities further agree that, unless otherwise instructed by CNB, they (i) will not take a bad debt deduction for that portion of loans charged off in whole or in part during 1995 that are, prior to the filing of the 1995 Returns, collected by CNB (as successor to the Bank) or are restructured by CNB whereby collection is reasonably assured, and (ii) will include in taxable income in the 1995 Returns all unpaid interest on nonaccrual status as of December 31, 1995 that is collected prior to the filing of the 1995 Returns. The Selling Entities shall not be obligated to make adjustments in excess of $7 million to the 1995 Returns pursuant to clauses (i) and (ii) of the preceding sentence. CNB shall promptly reimburse the Selling Entities for any incremental out-of-pocket expenses either of them incurs in connection with the adjustments to the 1995 Returns made pursuant to this paragraph.

     5. The following language shall be substituted for the parenthetical beginning in the fifth line of Section 7.3(a)(i)(B) of the Agreement:

     (plus such amount, if any, actually received by Bank or CNB from those matters specifically described in the Disclosure Schedule for which complete information was provided to CNB prior to the date hereof, net of legal fees and expenses paid in connection with such matters following the Closing Date)

     6. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     Redacted to remove confidential information on Schedule 4.14.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stock Purchase Agreement to be executed by their duly authorized officers as of the date first written above.

CITY NATIONAL BANK                        SAN PAOLO U.S. HOLDING COMPANY

By: /s/ Frank P. Pekny                    By: /s/ Mario Garresi
    ------------------------------            ----------------------------------
Name:   Frank P. Pekny                    Name:   Mario Garresi
     -----------------------------             ---------------------------------
Title:  Chief Financial Officer           Title: Senior Executive Vice President
      ----------------------------              --------------------------------


FIRST LOS ANGELES BANK                    SAN PAOLO BANK HOLDING
                                          S.P.A.

By: /s/ Sheryl Anne Balthazar             By: /s/ Sergio Eugenio
    ------------------------------            ----------------------------------
Name:   Sheryl Anne Balthazar             Name:   Sergio Eugenio
     -----------------------------             ---------------------------------
Title:  Senior Executive                  Title:  Senior Executive
          Vice President                            Vice President
      ----------------------------              --------------------------------

                                          By: /s/ Vincenzo Capurro
                                              ----------------------------------
                                          Name:   Vincenzo Capurro
                                               ---------------------------------
                                          Title:  Joint Chief Executive Officer
                                                --------------------------------

                             CREDIT ADMINISTRATION
                 COMMERCIAL AND REAL ESTATE LOAN APPLICATIONS
                                 SCHEDULE 4.14
                            BALANCES AS OF 12/20/95

                                                           Principal                        Reserve
       Branch       Note              Borrower              Balance             QC           Amount
       ------      -----         ------------------       -----------          ----        ----------
083-001466         10524         [Confidential            $    39,015           5A         $    3,902
083-001466         11215          information             $    24,586           5C         $    7,376
081                 New           omitted and             $ 1,725,000           4          $   69,000
083                10871*         filed separately]       $   226,351           6          $  113,176
083-058879         10960                                  $         0           3          $        0
083-058879         30458                                  $   909,997           5B         $  181,999
083-105389         30923                                  $ 3,872,353           5B         $  774,471
672-105098         11173                                  $   733,333           5C         $  220,000
672                31190                                  $ 1,685,811           4          $   67,432
083                39844                                  $   369,059           5B         $   73,812
083-011113         11389                                  $    36,309           5A         $    3,631
083-011113         30462                                  $   429,508           5B         $   85,902
083-073584         11080                                  $    55,779           5C         $   16,734
083-086775         30395                                  $   438,382           5A         $   43,838
672                30883                                  $ 1,251,178           3          $   18,768
083                10734*                                 $    41,609           6          $   20,805
083                12016*                                 $    55,367           6          $   27,684
671-067339         10776                                  $   210,000           5B         $   42,000
671-067339         89801                                  $   860,384           5C         $  258,115
083-020758         19481                                  $   200,000           3          $    3,000
083-105493         00981                                  $    28,975           3          $      435
083-097386         11222                                  $   105,000           3          $    1,575
083-020771         10679                                  $   179,000           3          $    2,685
083-020771         21022                                  $   581,220           5A         $   58,122
012-106605         10105                                  $         0           3          $        0
012-022007         30883                                  $ 2,808,974           3          $   42,135
678                31258                                  $   269,142           4          $   10,766
012-106145         10078                                  $     8,000           3          $      120
081                21045                                  $   400,000           4          $   16,000
672                41083                                  $ 2,074,442           3          $   31,117
083-081137         11240                                  $    61,308           5B         $   12,262
671-106796         11121                                  $ 1,000,000           5A         $  100,000
678-106694         11825                                  $   483,025           5B         $   96,605
083-087070         13022                                  $   263,553           5A         $   26,355
083-087070         20931                                  $10,031,047           5A         $1,003,105
083-087070         20998                                  $   914,378           5A         $   91,438
083                11129*                                 $   124,406           5C         $   37,322
083                11130*                                 $   117,500           5C         $   35,250
672-034708         19269                                  $   900,000           4          $   36,000
672-034708         20001                                  $   230,000           3          $    3,450
672                30449                                  $ 1,854,609           4          $   74,184
083-073371         15277                                  $ 2,220,000           5A         $  222,000
083                35352                                  $ 2,031,916           5A         $  203,192
083                35444                                  $   118,117           5B         $   23,623
083-094328         11193                                  $   381,564           5C         $  114,469
083-073827         11161                                  $    38,500           5C         $   11,550
083-037989         10433                                  $ 4,282,500           5B         $  856,500
083-037989         10699                                  $ 2,790,000           5A         $  279,000
083-037989         30105                                  $ 2,860,065           5A         $  286,007
083-039550         14885                                  $   104,131           5C         $   31,239
12                 39071                                  $ 4,924,914           3          $   73,874
12                 59071                                 ($ 4,877,691)          3         ($   73,165)
083-071328         11029                                  $   595,000           5C         $  178,500
671-059948         31267                                  $ 1,986,234           5A         $  198,623
083-041890         11221                                  $   171,719           5C         $   51,516
083                31053                                  $    63,935           5A         $    6,394
083                31155                                  $   490,251           5A         $   49,025
083                31193                                  $    55,056           5A         $    5,506
671-060601         10391                                  $         0           3          $        0
671                31140                                  $   536,793           3          $    8,052
                                                          -----------                      ----------
Subtotal                                                  $54,371,604                      $6,236,478
                                                          -----------                      ----------
081-106087         31007                                  $23,500,000           3          $  352,500
                                                          -----------                      ----------
Subtotal                                                  $23,500,000                      $  352,500
                                                          -----------                      ----------
Grand Total                                               $77,871,604                      $6,588,970
                                                          ===========                      ==========

* Charge Off Potential or SPUSH
                                       3